Exhibit 4.2

SERIES SUPPLEMENT

This SERIES SUPPLEMENT dated as of May 27, 2026 (this “Supplement”), by and between Appalachian Power Recovery Funding LLC, a limited liability company created under the laws of the State of Delaware (the “Issuer”), U.S. Bank Trust Company, National Association, a national banking association (“Bank”), not in its individual capacity, but solely in its capacity as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as securities intermediary and account bank (the “Securities Intermediary”), for the benefit of the Secured Parties under the Indenture dated as of May 27, 2026 (the “Indenture”), by and among the Issuer, the Indenture Trustee and the Securities Intermediary.

PRELIMINARY STATEMENT

Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time enter into an indenture supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of the SAC Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of the SAC Bonds with an initial aggregate principal amount of $1,375,500,000 to be known as Appalachian Power Recovery Funding LLC Series 2026-A Senior Secured SAC Bonds (the “SAC Bonds”), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the SAC Bonds.

All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

GRANTING CLAUSE

With respect to the SAC Bonds, the Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Secured Parties of the SAC Bonds, all of the Issuer’s right, title and interest (whether now owned or hereafter acquired or arising) in and to the following (the “SAC Bond Collateral”):

1.

the SAC Property created under and pursuant to the Securitization Law and Financing Order, and transferred by the Seller to the Issuer on the date hereof pursuant to the Sale Agreement (including, to the fullest extent permitted by applicable law, the right to impose, bill, charge, collect and receive SAC Charges, the right to obtain periodic adjustments to the SAC Charges, and all revenues, receipts, collections, rights to payment, payments, moneys, claims or other proceeds arising from the rights and interests created under the Financing Order);

2.	all SAC Charges related to the SAC Property;

3.

the Sale Agreement and the Bill of Sale executed in connection therewith and all property and interests in property transferred under the Sale Agreement and the Bill of Sale with respect to the SAC Property and the SAC Bonds;

4.

the Servicing Agreement, the Intercreditor Agreement and Intercreditor Joinder, the Administration Agreement and any subservicing, agency, other intercreditor, administration or collection agreements executed in connection therewith, to the extent related to the SAC Property and the SAC Bonds;

5.

the Collection Account, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all Financial Assets and Securities Entitlements carried therein or credited thereto;

6.

all rights to compel the Servicer to file for and obtain periodic adjustments to the SAC Charges or Customer Classes in accordance with, as applicable, the Securitization Law, the Financing Order, the True-Up Adjustment Letter, the Non-Standard True-Up Adjustment Rider and the Securitization Financing Rider and any Securitization Financing Rider Adjustments filed in connection therewith;

7.

all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute SAC Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property;

8.

all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing; and

9.	all payments on or under, and all proceeds in respect of, any or all of the foregoing;

provided that none of the following shall constitute any part of the SAC Bond Collateral:

(x) cash that has been released pursuant to Section 8.02(e)(xi) of the Indenture and, following retirement of all Outstanding SAC Bonds, cash that has been released pursuant to Section 8.02(e)(xiii) of the Indenture;

(y) amounts deposited with the Issuer on the Closing Date, for payment of costs of issuance with respect to the SAC Bonds (together with any interest earnings thereon); or

(z) proceeds from the sale of the SAC Bonds required to pay (A) the purchase price for the SAC Property and paid pursuant to the Sale Agreement or (B) up-front Financing Costs; it being understood that such amounts described in clauses (x), (y) and (z) above shall not be subject to Section 3.17 of the Indenture.

The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the SAC Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee equally and ratably without prejudice, priority or distinction, except as expressly provided in the Indenture, to secure compliance with the provisions of the Indenture with respect to the SAC Bonds, all as provided in the Indenture and to secure the performance by the Issuer of all of its obligations under the Indenture (collectively, the “Secured Obligations”). The Indenture and this Series Supplement constitute a security agreement within the meaning of the Securitization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.

The Indenture Trustee, as indenture trustee on behalf of the Secured Parties of the SAC Bonds, acknowledges such Grant and accepts the trusts under this Supplement and the Indenture in accordance with the provisions of this Supplement and the Indenture.

SECTION 1. Designation. The SAC Bonds shall be designated generally as the SAC Bonds, and further denominated as Tranches A-1 through A-3.

SECTION 2. Initial Principal Amount; Bond Interest Rate; Scheduled Payment Date; Final Maturity Date. The SAC Bonds of each Tranche shall have the initial principal amount, bear interest at the rates per annum (the “Bond Interest Rate”) and shall have the Scheduled Final Payment Dates and the Final Maturity Dates set forth below:

Tranche	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
A-1	$450,000,000	4.961%	10/01/2035	10/01/2037
A-2	$325,500,000	5.371%	04/01/2040	04/01/2042
A-3	$600,000,000	5.836%	04/01/2046	04/01/2048

The Bond Interest Rate shall be computed by the Issuer on the basis of a 360-day year of twelve 30-day months.

SECTION 3. Authentication Date; Payment Dates; Expected Sinking Fund Schedule for Principal; Periodic Interest; No Premium; Other Terms.

(a) Authentication Date. The SAC Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on May 27, 2026 (the “Closing Date”) shall have as their date of authentication May 27, 2026.

(b) Payment Dates. The Payment Dates for the SAC Bonds are April 1 and October 1 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on April 1, 2027 (the “Initial Payment Date”) and continuing until the earlier of repayment of the SAC Bonds in full and the Final Maturity Date of Tranche A-3 of the SAC Bonds.

(c) Expected Sinking Fund Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) of the Indenture as principal, in the following order and priority: (1) to the holders of the Tranche A-1 SAC Bonds, until the Outstanding Amount of such Tranche of SAC Bonds thereof has been reduced to zero; (2) to the holders of the Tranche A-2 SAC Bonds, until the Outstanding Amount of such Tranche of SAC Bonds thereof has been reduced to zero; and (3) to the holders of the Tranche A-3 SAC Bonds, until the Outstanding Amount of such Tranche of SAC Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Tranche on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Tranche of SAC Bonds to the amount specified in the Expected Sinking Fund Schedule which is attached as Schedule A hereto for such Tranche and Payment Date.

(d) Periodic Interest. Periodic Interest will be payable on each Tranche of the SAC Bonds on each Payment Date in an amount equal to one-half of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related Tranche of SAC Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of SAC Bonds on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Closing Date to, but excluding, the following Payment Date.

(e) Book-Entry SAC Bonds. The SAC Bonds shall be Book-Entry SAC Bonds and the applicable provisions of Section 2.11 of the Indenture shall apply to the SAC Bonds.

(f) Waterfall Caps. The amount payable with respect to the SAC Bonds pursuant to Section 8.02(e)(i) shall not exceed $200,000 annually.

SECTION 4. Minimum Denominations. The SAC Bonds shall be issuable in the Minimum Denomination and integral multiples of $1,000 in excess thereof.

SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides certain terms will have the meanings specified in the related Supplement. With respect to the SAC Bonds, the following definitions shall apply:

“Bond Interest Rate” has the meaning set forth in Section 2 of this Supplement.

“Initial Payment Date” has the meaning set forth in Section 3 of this Supplement.

“Minimum Denomination” shall mean $100,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.

“Payment Date” has the meaning set forth in Section 3(b) of this Supplement.

“Periodic Interest” has the meaning set forth in Section 3(d) of this Supplement.

“Closing Date” has the meaning set forth in Section 3(a) of this Supplement.

SECTION 6. Delivery and Payment for the SAC Bonds; Form of the SAC Bonds. The Indenture Trustee shall deliver the SAC Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The SAC Bonds of each Tranche shall be in the form of Exhibits A-1 through A-3 hereto.

SECTION 7. Ratification of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument. This Supplement amends, modifies and supplements the Indenture only in so far as it relates to the SAC Bonds.

SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. This Supplement may be electronically signed, and any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider as specified in writing to the Indenture Trustee) appearing on this Supplement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Supplement may be made by facsimile, email or other electronic transmission.

SECTION 9. GOVERNING LAW; JURISDICTION.

(A) GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTIONS 9-301 THROUGH 9-306 OF THE NY UCC), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT EXCEPT AS SET FORTH IN SECTION 8.02(B) OF THE INDENTURE, THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED UNDER THE INDENTURE AND THIS SUPPLEMENT IN SAC PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE, THE SECURITIES INTERMEDIARY AND THE HOLDERS WITH RESPECT TO THE SAC PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

(B) SUBMISSION TO NON-EXCLUSIVE JURISDICTION. EACH OF THE ISSUER AND THE INDENTURE TRUSTEE, THE SECURITIES INTERMEDIARY AND EACH HOLDER (BY ITS ACCEPTANCE OF THE SAC BONDS) HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY U.S. FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT AND THE SAC BONDS AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUER, THE INDENTURE TRUSTEE, THE SECURITIES INTERMEDIARY AND EACH HOLDER (BY ITS ACCEPTANCE OF THE SAC BONDS) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY.

SECTION 10. Issuer Obligation. No recourse may be taken directly or indirectly, by the Holders with respect to the obligations of the Issuer on the SAC Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer (including APCo) or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including APCo) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed. Each Holder by accepting a SAC Bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the SAC Bonds.

SECTION 11. Indenture Trustee and Securities Intermediary. The Indenture Trustee and the Securities Intermediary shall be entitled to the same rights, protections, privileges and indemnities under this Supplement to which they are entitled under the Indenture.

IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Intermediary have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

APPALACHIAN POWER RECOVERY FUNDING LLC, as Issuer

By:	/s/ Franz D. Messner
Name: Franz D. Messner
Title: Manager

U.S. Bank Trust Company, National Association, as Indenture Trustee

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith Title: Vice President

U.S. Bank National Association, as Securities Intermediary

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith Title: Vice President

SCHEDULE A

EXPECTED SINKING FUND SCHEDULE

DATE	Tranche A-1	Tranche A-2	Tranche A-3
1-Apr-27	$35,048,431.00	$0.00	$0.00
1-Oct-27	$21,576,349.07	$0.00	$0.00
1-Apr-28	$22,083,609.04	$0.00	$0.00
1-Oct-28	$22,602,794.69	$0.00	$0.00
1-Apr-29	$23,134,186.39	$0.00	$0.00
1-Oct-29	$23,678,071.11	$0.00	$0.00
1-Apr-30	$24,234,742.56	$0.00	$0.00
1-Oct-30	$24,804,501.36	$0.00	$0.00
1-Apr-31	$25,387,655.19	$0.00	$0.00
1-Oct-31	$25,984,518.96	$0.00	$0.00
1-Apr-32	$26,595,415.00	$0.00	$0.00
1-Oct-32	$27,220,673.21	$0.00	$0.00
1-Apr-33	$27,860,631.24	$0.00	$0.00
1-Oct-33	$28,515,634.68	$0.00	$0.00
1-Apr-34	$29,186,037.25	$0.00	$0.00
1-Oct-34	$29,872,200.99	$0.00	$0.00
1-Apr-35	$30,574,496.43	$0.00	$0.00
1-Oct-35	$1,640,051.83	$29,653,251.01	$0.00
1-Apr-36	$0.00	$32,118,264.68	$0.00
1-Oct-36	$0.00	$32,970,041.06	$0.00
1-Apr-37	$0.00	$33,844,406.55	$0.00
1-Oct-37	$0.00	$34,741,960.21	$0.00
1-Apr-38	$0.00	$35,663,316.99	$0.00
1-Oct-38	$0.00	$36,609,108.16	$0.00
1-Apr-39	$0.00	$37,579,981.71	$0.00
1-Oct-39	$0.00	$38,576,602.82	$0.00
1-Apr-40	$0.00	$13,743,066.81	$25,856,587.52
1-Oct-40	$0.00	$0.00	$40,711,117.27
1-Apr-41	$0.00	$0.00	$41,887,261.45
1-Oct-41	$0.00	$0.00	$43,097,384.43
1-Apr-42	$0.00	$0.00	$44,342,467.87
1-Oct-42	$0.00	$0.00	$45,623,521.77
1-Apr-43	$0.00	$0.00	$46,941,585.31
1-Oct-43	$0.00	$0.00	$48,297,727.71
1-Apr-44	$0.00	$0.00	$49,693,049.06
1-Oct-44	$0.00	$0.00	$51,128,681.25
1-Apr-45	$0.00	$0.00	$52,605,788.85
1-Oct-45	$0.00	$0.00	$54,125,570.09
1-Apr-46	$0.00	$0.00	$55,689,257.42

Total Payments	$450,000,000	$325,500,000	$600,000,000

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

DATE	Tranche A-1	Tranche A-2	Tranche A-3
Closing Date	$450,000,000.00	$325,500,000.00	$600,000,000.00
1-Apr-27	$414,951,569.00	$325,500,000.00	$600,000,000.00
1-Oct-27	$393,375,219.93	$325,500,000.00	$600,000,000.00
1-Apr-28	$371,291,610.89	$325,500,000.00	$600,000,000.00
1-Oct-28	$348,688,816.20	$325,500,000.00	$600,000,000.00
1-Apr-29	$325,554,629.81	$325,500,000.00	$600,000,000.00
1-Oct-29	$301,876,558.70	$325,500,000.00	$600,000,000.00
1-Apr-30	$277,641,816.14	$325,500,000.00	$600,000,000.00
1-Oct-30	$252,837,314.78	$325,500,000.00	$600,000,000.00
1-Apr-31	$227,449,659.59	$325,500,000.00	$600,000,000.00
1-Oct-31	$201,465,140.63	$325,500,000.00	$600,000,000.00
1-Apr-32	$174,869,725.63	$325,500,000.00	$600,000,000.00
1-Oct-32	$147,649,052.42	$325,500,000.00	$600,000,000.00
1-Apr-33	$119,788,421.18	$325,500,000.00	$600,000,000.00
1-Oct-33	$91,272,786.50	$325,500,000.00	$600,000,000.00
1-Apr-34	$62,086,749.25	$325,500,000.00	$600,000,000.00
1-Oct-34	$32,214,548.26	$325,500,000.00	$600,000,000.00
1-Apr-35	$1,640,051.83	$325,500,000.00	$600,000,000.00
1-Oct-35	$0.00	$295,846,748.99	$600,000,000.00
1-Apr-36	$0.00	$263,728,484.31	$600,000,000.00
1-Oct-36	$0.00	$230,758,443.25	$600,000,000.00
1-Apr-37	$0.00	$196,914,036.70	$600,000,000.00
1-Oct-37	$0.00	$162,172,076.49	$600,000,000.00
1-Apr-38	$0.00	$126,508,759.50	$600,000,000.00
1-Oct-38	$0.00	$89,899,651.34	$600,000,000.00
1-Apr-39	$0.00	$52,319,669.63	$600,000,000.00
1-Oct-39	$0.00	$13,743,066.81	$600,000,000.00
1-Apr-40	$0.00	$0.00	$574,143,412.48
1-Oct-40	$0.00	$0.00	$533,432,295.21
1-Apr-41	$0.00	$0.00	$491,545,033.76
1-Oct-41	$0.00	$0.00	$448,447,649.33
1-Apr-42	$0.00	$0.00	$404,105,181.46
1-Oct-42	$0.00	$0.00	$358,481,659.69
1-Apr-43	$0.00	$0.00	$311,540,074.38
1-Oct-43	$0.00	$0.00	$263,242,346.67
1-Apr-44	$0.00	$0.00	$213,549,297.61
1-Oct-44	$0.00	$0.00	$162,420,616.36
1-Apr-45	$0.00	$0.00	$109,814,827.51
1-Oct-45	$0.00	$0.00	$55,689,257.42
1-Apr-46	$0.00	$0.00	$0.00